[DEFERRED SETTLEMENT]

RESTRICTED STOCK UNIT AGREEMENT
UNDER THE
LORAL SPACE & COMMUNICATIONS INC.
2005 STOCK INCENTIVE PLAN

THIS AGREEMENT (the “Agreement”) is made as of the 5th day of March, 2009 (the “Grant Date”), by and between LORAL SPACE & COMMUNICATIONS INC. (the “Company”) and Michael B. Targoff (the “Grantee”).

W I T N E S S E T H :

WHEREAS, the Grantee is now employed by the Company in a key capacity, and the Company wishes to grant the Grantee a notional interest in shares of the Company’s common stock, par value $0.01 per share (the “Stock”), in the form of restricted stock units, subject to certain restrictions and on the terms and conditions set forth herein; and

WHEREAS, through the grant of these restricted stock units, the Company hopes to incentivise and retain the services of Grantee and encourage stock ownership by Grantee in order to give Grantee a proprietary interest in the Company’s success and align Grantee’s interest with those of the stockholders of the Company;

NOW, THEREFORE, in consideration of the covenants and agreements herein contained, the parties hereto hereby agree as follows:

1. Agreement to Grant Restricted Stock Units. Subject to the restrictions, terms and conditions set forth herein and in the Company’s 2005 Stock Incentive Plan, as amended from time to time (the “Plan”), the Company hereby agrees to grant to the Grantee pursuant to the Plan the restricted stock units set forth below (the restricted stock units granted hereunder are hereafter referred to as the “Restricted Stock Units”). Each Restricted Stock Unit shall represent the right to receive upon settlement (i) one share of Stock or (ii) cash equal to the fair market value of one share of Stock on the settlement date, subject to the terms and conditions set forth herein. Capitalized terms not defined herein shall have the meaning ascribed to them in the Plan.

(a) Initial Grant. 85,000 of the Restricted Stock Units shall be granted to the Grantee immediately herewith on the Grant Date (the “Initial Grant”).

(b) Subsequent Grants. Subject to the Grantee’s continued employment with the Company through the respective grant dates, or as otherwise provided below, 50,000 Restricted Stock Units shall be granted to the Grantee on the first anniversary of the Grant Date and an additional 40,000 Restricted Stock Units shall be granted to the Grantee on the second anniversary of the Grant Date (the “Subsequent Grants”) (each separate Subsequent Grant of Restricted Stock Units shall be hereinafter referred to as a “Tranche”). The period between the Grant Date and the first anniversary of the Grant Date and the period between the first anniversary of the Grant Date and the second anniversary of the Grant Date shall each be hereinafter referred to as a “Grant Period.”

2. Satisfaction of Vesting Conditions.

(a) General. Except as provided in this Agreement, the Restricted Stock Units are subject to a substantial risk of forfeiture until vested as set forth in this Section 2 and are not transferable, other than by will or the laws of descent and distribution. Vesting of the Initial Grant of Restricted Stock Units requires the satisfaction of two vesting conditions: a time-based vesting condition and a stock-price vesting condition. No vesting of the Initial Grant of Restricted Stock Units will occur unless both vesting conditions are satisfied. Because both the time-based vesting condition and the stock-price vesting condition must be satisfied for the Initial Grant of Restricted Stock Units to vest, to the extent that one vesting condition is satisfied prior to the satisfaction of the other vesting condition, vesting will be delayed until the date that both vesting conditions are satisfied. Vesting of the Subsequent Grants of Restricted Stock Units shall be subject only to the stock-price vesting condition.

(i) Time-Based Vesting Condition. Except as specifically set forth below in Sections 2(b) and 2(c), in the event of the Grantee’s death, Disability, or termination without Cause (as defined below) or for Good Reason (as defined below), as applicable, the time-based vesting condition of the Initial Grant of Restricted Stock Units will be satisfied upon the Grantee’s continued employment with the Company or a subsidiary of the Company (a “Subsidiary”) from the Grant Date through the first anniversary of the Grant Date (the period during which employment is required to be continued is hereafter referred to as the “Time-Based Vesting Period,” and the date through which employment is required to continue is hereafter referred to as the “Time-Based Vesting Date”).

(ii) Stock-Price Vesting Condition. Except as specifically set forth below in Sections 2(b) and 2(c), in the event of the Grantee’s death, Disability, or termination without Cause (as defined below) or for Good Reason (as defined below), as applicable, the stock price vesting condition for all Restricted Stock Units will be satisfied on the last day of the first 20-consecutive-trading-day-period after the Grant Date during which the average closing price of the Stock over such period is equal to or greater than $25, which occurs (1) while the Grantee remains employed with the Company or a Subsidiary (the “Stock-Price Employment Condition”) and (2) on or prior to March 31, 2013 (the “Stock-Price Vesting Condition”).

(b) Death or Disability.

(i) Subsequent Grants. Notwithstanding the continued employment requirement set forth in Section 1 above, upon the Grantee’s death or Disability (as defined below) while employed with the Company or a Subsidiary, a portion of the then ungranted Subsequent Grant Tranche of Restricted Stock Units next scheduled to be granted to the Grantee shall be immediately granted to the Grantee equal to the number of Restricted Stock Units subject to such next Tranche multiplied by a fraction, the denominator of which is the total number of days in the Grant Period during which such death or Disability occurs, and the numerator of which is the number of days during such Grant Period that the Grantee is employed with the Company or a Subsidiary prior to such death or Disability. For purposes of this Agreement, the term “Disability” shall have the meaning ascribed thereto in the Employment Agreement, dated as of March 26, 2006 and amended and restated as of December, 17, 2008 between the Grantee and the Company (the “Employment Agreement”), provided such Disability also constitutes a “disability” within the meaning of Treasury Regulation Section 1.409A-3(i)(4). Except as provided in this Section 2(b)(i), upon the Grantee’s death or Disability, the ungranted portion of the Subsequent Grants shall expire and be forfeited and the Company shall be relieved of its obligation to grant any further of the Subsequent Grants.

(ii) Time-Based Vesting Condition. Notwithstanding the general vesting provisions contained in Section 2(a)(i) above, upon the Grantee’s death or Disability prior to the Time-Based Vesting Date, the time-based vesting condition will be satisfied with respect to a portion of the Initial Grant of Restricted Stock Units equal to the number of Restricted Stock Units subject to such Initial Grant of Restricted Stock Units multiplied by a fraction, the denominator of which is three hundred and sixty-five (365) and the numerator of which is the number of days during the Time-Based Vesting Period that the Grantee is employed with the Company or a Subsidiary prior to such event.

(iii) Stock-Price Vesting Condition. Notwithstanding the general vesting provisions contained in Section 2(a)(ii) above, upon the Grantee’s death or Disability, the Stock-Price Employment Condition will be waived for the one-year period immediately following such event (or until March 31, 2013, if earlier) and if following such death or Disability but prior to the earlier of (1) the end of such one-year period or (2) March 31, 2013, the average closing price of the Stock during any 20-consecutive-trading-day-period is equal to or greater than $25, the Stock-Price Vesting Condition shall be satisfied.

(c) Termination Without Cause.

(i) Subsequent Grants. Notwithstanding the continued employment requirement set forth in Section 1 above, upon the termination of the Grantee’s employment with the Company and all Subsidiaries by the Company or a Subsidiary without Cause (as that term is defined in the Employment Agreement) or by the Grantee for Good Reason (as that term is defined in the Employment Agreement), in each case, following the first anniversary of the Grant Date, all of the then ungranted Subsequent Grants shall be immediately granted to the Grantee. Except as provided in this Section 2(c)(i), upon the termination of the Grantee’s employment with the Company and all Subsidiaries by the Company or a Subsidiary without Cause, the ungranted portion of the Subsequent Grants shall expire and be forfeited and the Company shall be relieved of its obligation to grant any further of the Subsequent Grants.

(ii) Stock-Price Vesting Condition. Notwithstanding the general vesting provisions contained in Section 2(a)(ii) above, upon the termination of the Grantee’s employment with the Company and all Subsidiaries of the Company by the Company or a Subsidiary without Cause or by the Grantee for Good Reason, in each case, following the first anniversary of the Grant Date, the Stock-Price Employment Condition will be waived for the one-year period immediately following such termination (or until March 31, 2013, if earlier) and if, following such termination date but prior to the earlier of (1) the end of such one-year post-termination period or (2) March 13, 2013, the average closing price of the Stock during any 20-consecutive-trading-day-period is equal to or greater than $25, the Stock-Price Vesting Condition shall be satisfied.

(d) Other Terminations. Upon the Grantee’s termination of employment with the Company and all Subsidiaries of the Company for any reason other than by the Company or a Subsidiary without Cause or by the Grantee for Good Reason, (i) all outstanding unvested Restricted Stock Units shall immediately expire and be forfeited and (ii) the ungranted portion of the Subsequent Grants shall expire and be forfeited and the Company shall be relieved of its obligation to grant any further of the Subsequent Grants.

(e) Change in Control.

(i) Subsequent Grants. In the event of a Change in Control that also constitutes a “change in control event” within the meaning of Treasury Regulation Section 1.409A-3(i)(5) (a “409A Change in Control”), all of the then ungranted Subsequent Grants shall be immediately granted to the Grantee.

(ii) Time-Based Vesting Condition. In the event of a 409A Change in Control prior to the date the time-based vesting condition with respect to the Initial Grant of Restricted Stock Units is satisfied, such time-based vesting condition will be immediately satisfied with respect to all of the Restricted Stock Units granted as part of the Initial Grant.

(iii) Stock-Price Vesting Condition. In the event of a Change in Control, (1) if the Company’s stockholders receive a per-share value for their shares of Stock in the Change-in-Control transaction equal to or greater than $25, the Stock-Price Vesting Condition shall be fully satisfied, as of the date of the consummation of such Change in Control transaction or (2) if the Company’s stockholders receive a per-share value for their shares of Stock in the Change-in-Control transaction equal to or greater than the closing price of the Stock on the Grant Date but less than $25, the Stock-Price Vesting Condition shall be satisfied, as of the date of the consummation of such Change in Control transaction, with respect to a portion of the Restricted Stock Units equal to the total number of Restricted Stock Units multiplied by a fraction, the numerator of which shall be the per-share value received by the Company’s stockholders for their shares of Stock in the Change-in-Control transaction and the denominator of which shall be $25, or (3) if the Company’s stockholders receive a per-share value for their shares of Stock in the Change-in-Control transaction equal to less than the closing price of the Stock on the Grant Date, the Stock-Price Vesting Condition shall not be satisfied and to the extent that the Stock-Price Vesting Condition has not previously been satisfied as of the date of the consummation of such Change in Control transaction, all unvested Restricted Stock Units shall be forfeited.

3. Settlement of Restricted Stock Units.

(a) All outstanding vested Restricted Stock Units shall be settled on the earlier of (a) March 31, 2013, (b) the date of the Grantee’s death or Disability, (c) the date the Grantee undergoes a Separation from Service (as defined below), and (d) the date of consummation of a 409A Change in Control, (the first of (a), (b), (c) and (d) to occur shall be the “Settlement Date”); provided, however, that in the event of Grantee’s death or Disability, or if the Company or a Subsidiary terminates the Grantee’s employment without Cause, or upon the Grantee’s termination of employment for Good Reason, in each event, following the first anniversary of the Grant Date but prior to the date that the Stock-Price Vesting Condition has been satisfied, settlement shall be delayed and all Restricted Stock Units with respect to which the time-based vesting condition has been satisfied as of the date of such death, Disability or termination, shall become vested and settled on the date the Stock-Price Vesting Condition becomes satisfied during the period ending on the earlier to occur of (x) the first anniversary of such death, Disability or termination and (y) March 31, 2013 (such settlement date, also a “Settlement Date”); and provided further, however, that to the extent that the Grantee is a “specified employee” within the meaning of Treasury Regulation 1.409A-1(i) any settlement of the Restricted Stock Units on account of the Grantee’s Separation from Service from the Company shall be delayed for such period of time as may be necessary to meet the requirements of Treasury Regulation Section 1.409A-3(i)(2) (the “Delay Period”) and on the first business day following the expiration of the Delay Period, all vested Restricted Stock Units shall be settled. On the Settlement Date, the Company shall deliver to the Grantee (or the Grantee’s estate in the event of Grantee’s death) (x) a certificate or certificates representing the number of shares of Stock equal to the number of vested Restricted Stock Units or (y) a lump sum payment of cash having a value equal to the fair market value of one share of Stock as of the Settlement Date multiplied by the number of vested Restricted Stock Units. The determination as to whether the Restricted Stock Units will be settled in Stock or cash shall be within the sole discretion of the Company.

(b) For purposes of this Agreement, a “Separation from Service” will be deemed to occur on the date as of which the Grantee has undergone a “termination of employment” (as that term is specifically defined in Treas. Reg. §1.409A-1(h)(ii) applying the rules set forth therein) with the Loral Controlled Group (as defined below); provided, however, that the Grantee will be deemed to undergo a termination of employment (and thus a Separation from Service) on the date that such Grantee’s level of bona fide services performed decreases to a level less than 50 percent of the average level of services performed by the Grantee during the immediately preceding 36-month period. For purposes of this Agreement the Loral Controlled Group means Loral and all persons and entities with respect to which Loral would be considered a single employer under Code §414(b) and (c), provided, however, that in applying Code §1563(a)(1), (2) and (3) for purposes of determining a controlled group of corporations and in applying Treas. Reg. §1.414(c)-2 for purposes of determining trades or businesses that are under common control, as provided in Treas. Reg. §1.409A-1(h)(3), the language “at least 80 percent” is used, instead of the default language “at least 50 percent” as set forth in Treas. Reg. §1.409A-1(h)(3), each place it appears.

4. Dividends and Dividend Equivalents. No dividends or dividend equivalents shall accrue or be paid with respect to any outstanding Restricted Stock Units.

5. Rights of Stockholder. The Grantee will not have any rights as a Stockholder with respect to any Restricted Stock Units until the Grantee becomes the holder of record of such shares.

6. No Right to Continued Employment. This Agreement does not confer upon the Grantee any right to continuance of employment with the Company, nor shall it interfere in any way with the right of the Company to terminate his or her employment at any time.

7. Transferability. The Restricted Stock Units may not, at any time prior to settlement, be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Grantee other than by will or the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable.

8. Tax Withholding. The Grantee agrees as a condition of this Agreement, to pay to the Company, or make arrangements satisfactory to the Company regarding payment to the Company of, the aggregate amount of federal, state and local income and payroll taxes that the Company is required to withhold in connection with the vesting and settlement of the Restricted Stock Units. Alternatively, the Company may, in its sole discretion, withhold cash and/or shares of Stock having a value equal to all or a portion of the aggregate minimum amount of federal, state and local income and payroll taxes that the Company is required to withhold, and, if only a portion of the required amount is withheld, the Grantee agrees to pay to the Company, or make arrangements satisfactory to the Company regarding payment to the Company of, the amount of tax withholding not covered by the withholding of cash and/or shares of Stock.

9. Notice. Every notice or other communication relating to this Agreement shall be in writing, and shall be mailed to or delivered to the party for whom it is intended at such address as may from time to time be designated by it in a notice mailed or delivered to the other party as herein provided; provided that, unless and until some other address be so designated, all notices or communications by the Grantee to the Company shall be mailed or delivered to the Company at its New York office and all notices or communications by the Company to the Grantee may be given to the Grantee personally or may be mailed to the Grantee’s home address as reflected on the books of the Company.

10. Arbitration. All disputes between the parties arising out of, or in connection with the validity, interpretation, construction, meaning or execution of the Plan or of this Agreement or any settlement thereof, shall be finally settled by arbitration to be held in New York City and conducted in accordance with the Rules of the American Arbitration Association. Judgment upon the award rendered may be entered in any court having jurisdiction or application may be made to such court for judicial acceptance of the award and an order of enforcement, as the case may be.

11. Governing Law. The validity, interpretation and performance of this Agreement shall be controlled by and construed under the laws of Delaware, without giving effect to the principles of conflicts of law.

12. Employment Agreement Superseded. This Agreement governs the terms and conditions of the Restricted Stock Units and supersedes the Employment Agreement and all other agreements and arrangements as they may relate to the Restricted Stock Units.

13. Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

* * *

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

LORAL SPACE & COMMUNICATIONS INC.

By: /s/ Avi Katz
Name: Avi Katz
Title: Senior Vice President, General Counsel and
Secretary

/s/ Michael B. Targoff

Grantee: Michael B. Targoff

Mailing Address of Grantee for Delivery of Stock Certificates:

Phone Number of Grantee:

Email Address of Grantee:

Social Security No.:      —      —